UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 6, 2004

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events

SL Green Realty Corp. (NYSE: SLG) today reported that its Board of Directors has declared a dividend of $0.54 per common share for the quarter ending December 31, 2004, an increase of $0.16 or 8.0% per common share on an annualized basis. The dividend is payable January 14, 2005 to shareholders of record on the close of business on December 31, 2004.

This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $2.16. Based on Friday’s closing price, the common share annualized dividend yield is 3.65%.

The Company’s Board of Directors also declared dividends on the Company’s Series C and D Preferred Stock for the period October 15, 2004 through and including January 14, 2005, of $0.4766 and $0.4922 per share, respectively. Dividends are payable January 14, 2005 to shareholders of record on the close of business on December 31, 2004. Distributions reflect the regular quarterly distributions, which are the equivalent of an annualized distribution of $1.90625 and $1.96875, respectively.

Item 9.01.                                          Financial Statements and Exhibits

99.1                                                                           Press release

100                                                                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

By:	/s/ Gregory F. Hughes
Gregory F. Hughes
Chief Financial Officer

Date:  December 6, 2004